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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 28, 1997, with respect to the statements of revenue and certain expenses of Crossings of Bellevue Apartments for the year ended December 31, 1995, included in the Current Report on Form 8-K for Ambassador Apartments, Inc. dated March 3, 1997, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Chicago, Illinois
March 3, 1997